EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and
Management of Safety-Kleen Corp.:



As independent public accountants, we hereby consent to the incorporation of our reports included in or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 2-97490, File No. 2-67421, File No. 33-34892, File No. 33-51396, File No.
2-97196, File No. 33-56371, File No. 333-05813 and File No. 333-05817) and on
Form S-3 (File No. 22-806, File No. 33-18043, File No. 33-15010, File No.
33-27174, File No. 33-30519, File No. 33-35008, File No. 33-44715 and File
No. 333-03933).

                                        /s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
March 27, 1997